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                                                                    Exhibit 4.2

                           CERTIFICATE OF AMENDMENT
                                      OF
                          CERTIFICATE OF DESIGNATION

                                      OF
                         CERTIFICATE OF INCORPORATION



        e.spire Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That on June 8, 2000, at a telephonic meeting of the Board of Directors of e.spire Communications, Inc. resolutions were duly adopted setting forth a proposed amendment to the *Certificate of Designation of the Certificate of Incorporation of said corporation, the proposed amendment is as follows:

        WHEREAS, the Board of Directors of e.spire Communications, Inc. (the "Corporation") desires to amend the Certifictae of Designation (the "Certificate") and the resolution of the Board of Directors of the Corporation contained therein as filed with the Secretary of State of Delaware on March 3, 2000; and

        WHEREAS, all of the holders of the Series A Convertible Preferred Stock of the Corporation have consented to the proposed amendment;

        NOW THEREFORE, be it RESOLVED, that the Certificate be amended as follows:

        The reference to "100 days" in Section 3(h) of the Certificate shall be amended to read "150 days"; and

        RESOLVED, that the officers of the Corporation be, and each of them acting alone hereby is, authorized and empowered, to execute and file said amendment to the Certificate with the Secretary of State of Delaware.

        SECOND: that said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said e.spire Communications, Inc. has caused this certificate to be signed by Juliette Williams Pryor, its Secretary, this 12th day of June, 2000.


/s/ Juliette Pryor
------------------
By: Juliette Williams Pryor
     Secretary